Exhibit 99.1

August 1, 2014

Dear Stockholder:

As you may by now be aware, MacKenzie Realty Capital, Inc. (the “Offeror”) initiated an unsolicited tender offer (the “Tender Offer”) to purchase up to 90,000 shares of the Class B common stock of Bluerock Residential Growth REIT, Inc. (the “Company”). The Offeror is not affiliated with, and does not represent, the Company.

The Tender Offer is under consideration by the Company’s board of directors and management, which are being assisted in their consideration of the Tender Offer by the Company’s financial, legal and other advisors. On or before August 7, 2014, the Company will file with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 to advise you as to whether the Company recommends acceptance or rejection of the Tender Offer, expresses no opinion and remains neutral to the Tender Offer, or is unable to take a position with respect to the Tender Offer, and the reasons for that position or inability to take a position.

The Company requests that you defer making a determination whether to accept or reject the Tender Offer until you have been advised of the Company’s position with respect to the Tender Offer.

Sincerely,

/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer and President